EXHIBIT 99.1

Hanmi Reports 2023 Third Quarter Results

LOS ANGELES, Oct. 24, 2023 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the third quarter of 2023.

Net income for the third quarter of 2023 was $18.8 million, or $0.62 per diluted share, compared with $20.6 million, or $0.67 per diluted share, for the second quarter of 2023. Return on average assets and return on average equity for the third quarter of 2023 were 1.00% and 9.88% annualized, respectively.

Net income for the first nine months of 2023 was $61.4 million, or $2.01 per diluted share, compared with $72.9 million, or $2.39 per diluted share, for the first nine months of 2022. For the first nine months of 2023, return on average assets and return on average equity were 1.11% and 11.05% annualized, respectively.

CEO Commentary

“Our team successfully navigated another quarter of economic uncertainty and higher interest rates to deliver solid third quarter results that reflect the strength of our franchise and the success of our relationship banking model,” said Bonnie Lee, President and Chief Executive Officer of Hanmi Financial Corporation. “Our focus on our core customers where we obtain and have both a lending and deposit relationship continues to serve us well as evidenced by our strong level of demand deposit accounts, a stable deposit base and solid loan production.

“While we continue to take a disciplined and selective approach to lending, third quarter loan production increased, reflecting a contribution from nearly all of our business lines, as well as meaningful increases in new loan yields. Importantly, our asset quality remains excellent, which we attribute to the strength of our direct customer relationships and our proactive approach to credit administration.

“We are entering the fourth quarter with a healthy loan pipeline, stable core deposits, solid credit quality and well-managed expenses. We look forward to opening two new branches in the fourth quarter to capitalize on attractive growth opportunities. We will remain focused on executing on our strategic initiatives to drive disciplined growth and to create value for our shareholders over the long-term.”

Third Quarter 2023 Highlights:

  Third quarter net income was $18.8 million, or $0.62 per diluted share, down 8.8% from $20.6 million, or $0.67 per diluted share, for the second quarter of 2023 and reflects primarily higher credit loss expense offset by higher noninterest income.
  Loans receivable were $6.02 billion at September 30, 2023, up 0.9% sequentially from the end of the second quarter and the end of 2022; loan production for the third quarter was $336.3 million with a weighted average interest rate of 7.80%.
  Deposits were $6.26 billion at the end of the third quarter, down 0.9% sequentially from the end of the second quarter but up 1.5% from year-end; noninterest-bearing deposits were 34.5% of the deposit portfolio at September 30, 2023.
  Net interest income was $54.9 million for the third quarter, down 1.0% from the second quarter and net interest margin (taxable equivalent) was 3.03%, down eight basis points from the prior quarter; sequentially, the average yield on loans increased 9 basis points while the cost of interest-bearing deposits increased 28 basis points.
  Noninterest income for the third quarter was $11.2 million, up 41.5% from the second quarter, primarily reflecting a $4.0 million gain on the sale-and-leaseback of a branch property; noninterest expense for the third quarter was $34.2 million, down 0.1% sequentially and the efficiency ratio for the third quarter was 51.82%.
  Credit loss expense for the third quarter was $5.2 million compared with a recovery of less than $0.1 million for the prior quarter; net loan charge-offs were $8.9 million and included $6.1 million of charge-offs on $11.0 million of previously identified classified loans for which there were $4.3 million of specific allowances.
  The allowance for credit losses was $67.3 million at September 30, 2023, or 1.12% of loans at the end of the third quarter.
  Loans 30 to 89 days past due and still accruing declined to 0.16% of loans and nonperforming assets fell 28.7% to $15.9 million or 0.22% of total assets at September 30, 2023.
  Hanmi had a ratio of tangible common equity to tangible assets of 8.89% at September 30, 2023 and a preliminary Common equity Tier 1 capital ratio of 11.95% and a Total capital ratio of 15.07%.

For more information about Hanmi, please see the Q3 2023 News & Events section (and Supplemental Financial Information), which is available on the Bank’s Investor Relations section of the corporate website at www.hanmi.com. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	September 30,	June 30,	March 31,	December 31,	September 30,	Q3-23	Q3-23
	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22

Net income	$18,796	$20,620	$21,991	$28,479	$27,169	$(1,824)	$(8,373)
Net income per diluted common share	$0.62	$0.67	$0.72	$0.93	$0.89	$(0.05)	$(0.27)

Assets	$7,350,140	$7,344,924	$7,434,130	$7,378,262	$7,128,511	$5,216	$221,629
Loans receivable	$6,020,785	$5,965,171	$5,980,458	$5,967,133	$5,800,991	$55,614	$219,794
Deposits	$6,260,072	$6,315,768	$6,201,038	$6,168,072	$6,201,376	$(55,696)	$58,696

Return on average assets	1.00%	1.12%	1.21%	1.56%	1.52%	-0.12	-0.52
Return on average stockholders’ equity	9.88%	11.14%	12.19%	15.90%	15.58%	-1.26	-5.70

Net interest margin	3.03%	3.11%	3.28%	3.67%	3.66%	-0.08	-0.63
Efficiency ratio (1)	51.82%	54.11%	49.54%	46.99%	46.22%	-2.29	5.60

Tangible common equity to tangible assets (2)	8.89%	8.96%	8.77%	8.50%	8.40%	-0.07	0.49
Tangible common equity per common share (2)	$21.45	$21.56	$21.30	$20.54	$19.60	-0.12	1.85

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to “Non-GAAP Financial Measures” for further details.

Results of Operations
Net interest income for the third quarter decreased $0.5 million to $54.9 million from $55.4 million for the second quarter of 2023, down 1.0%. The decrease was primarily due to an increase in the cost of interest-bearing deposits, partially offset by an increase in interest-earning asset yields and one additional day in the quarter. The cost of interest-bearing deposits increased 28 basis points to 3.53% for the third quarter of 2023 from 3.25% for the second quarter of 2023. The increase was due to higher market interest rates and a shift in the composition of the portfolio to higher-rate deposits. Average interest-bearing deposits were $4.13 billion for the third quarter, compared with $3.97 billion for the second quarter. Average loans were $5.92 billion for the third quarter, compared with $5.94 billion for the second quarter of 2023. The yield on average loans for the third quarter increased nine basis points to 5.73% from 5.64% for the second quarter. Third quarter loan prepayment fees were less than $0.1 million, compared with $0.2 million for the second quarter. Net interest margin (taxable-equivalent) for the third quarter was 3.03% compared with 3.11% for the second quarter.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
Net Interest Income	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22

Interest and fees on loans receivable(1)	$85,398	$83,567	$80,923	$77,123	$66,976	2.2%	27.5%
Interest on securities	4,204	4,126	4,025	3,633	3,271	1.9%	28.5%
Dividends on FHLB stock	317	283	289	289	245	12.0%	29.4%
Interest on deposits in other banks	4,153	2,794	2,066	1,194	958	48.6%	333.5%
Total interest and dividend income	$94,072	$90,770	$87,303	$82,239	$71,450	3.6%	31.7%

Interest on deposits	36,818	32,115	25,498	14,900	6,567	14.6%	460.7%
Interest on borrowings	753	1,633	2,369	1,192	349	-53.9%	115.8%
Interest on subordinated debentures	1,646	1,600	1,583	1,586	1,448	2.9%	13.7%
Total interest expense	39,217	35,348	29,450	17,678	8,364	10.9%	368.9%
Net interest income	$54,855	$55,422	$57,853	$64,561	$63,086	-1.0%	-13.0%

(1) Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
Average Earning Assets and Interest-bearing Liabilities	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Loans receivable (1)	$5,915,423	$5,941,071	$5,944,399	$5,877,298	$5,696,587	-0.4%	3.8%
Securities	955,473	971,531	980,712	966,299	956,989	-1.7%	-0.2%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	317,498	230,974	192,902	138,476	181,401	37.5%	75.0%
Average interest-earning assets	$7,204,779	$7,159,961	$7,134,398	$6,998,458	$6,851,362	0.6%	5.2%

Demand: interest-bearing	$94,703	$99,057	$109,391	$119,106	$121,269	-4.4%	-21.9%
Money market and savings	1,601,826	1,463,304	1,453,569	1,781,834	2,079,490	9.5%	-23.0%
Time deposits	2,438,112	2,403,685	2,223,615	1,585,798	1,120,149	1.4%	117.7%
Average interest-bearing deposits	4,134,641	3,966,046	3,786,575	3,486,738	3,320,908	4.3%	24.5%
Borrowings	120,381	196,776	268,056	197,554	123,370	-38.8%	-2.4%
Subordinated debentures	129,780	129,631	129,483	129,335	129,176	0.1%	0.5%
Average interest-bearing liabilities	$4,384,802	$4,292,453	$4,184,114	$3,813,627	$3,573,454	2.2%	22.7%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,136,156	$2,213,171	$2,324,413	$2,593,948	$2,717,810	-3.5%	-21.4%

(1) Includes loans held for sale.

	For the Three Months Ended					Yield/Rate Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
Average Yields and Rates	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Loans receivable(1)	5.73%	5.64%	5.51%	5.21%	4.67%	0.09	1.06
Securities (2)	1.79%	1.73%	1.67%	1.47%	1.40%	0.06	0.39
FHLB stock	7.67%	6.92%	7.16%	7.00%	5.93%	0.75	1.74
Interest-bearing deposits in other banks	5.19%	4.85%	4.34%	3.42%	2.09%	0.34	3.10
Interest-earning assets	5.19%	5.09%	4.96%	4.67%	4.15%	0.10	1.04

Interest-bearing deposits	3.53%	3.25%	2.73%	1.70%	0.78%	0.28	2.75
Borrowings	2.48%	3.33%	3.58%	2.55%	1.24%	-0.85	1.24
Subordinated debentures	5.07%	4.94%	4.89%	4.67%	4.37%	0.13	0.70
Interest-bearing liabilities	3.55%	3.30%	2.85%	1.84%	0.93%	0.25	2.62

Net interest margin (taxable equivalent basis)	3.03%	3.11%	3.28%	3.67%	3.66%	-0.08	-0.63

Cost of deposits	2.33%	2.08%	1.69%	0.97%	0.43%	0.25	1.90

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the third quarter was $5.2 million and included a $5.2 million provision for loan losses and a recovery for off-balance sheet items of less than $0.1 million. For the second quarter, credit loss expense was negative $0.1 million and included a $0.5 million provision for loan losses and a $0.6 million recovery for off-balance sheet items.

Noninterest income for the third quarter increased $3.3 million to $11.2 million from $7.9 million for the second quarter. The increase primarily reflected a $4.0 million gain on the sale-and-leaseback of a branch property, offset by a $0.6 million decline in other operating income. The volume of SBA loans sold in the third quarter increased to $21.0 million from $19.9 million for the second quarter while trade premiums decreased to 6.84% for the third quarter from 7.75% for the second quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
Noninterest Income	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Service charges on deposit accounts	$2,605	$2,571	$2,579	$2,742	$2,996	1.3%	-13.1%
Trade finance and other service charges and fees	1,155	1,173	1,258	1,115	1,132	-1.5%	2.0%
Servicing income	838	825	742	725	635	1.6%	32.0%
Bank-owned life insurance income (expense)	280	271	270	(97)	245	3.3%	14.3%
All other operating income	1,178	1,811	1,618	1,039	1,656	-35.0%	-28.9%
Service charges, fees & other	6,056	6,651	6,467	5,524	6,664	-8.9%	-9.1%

Gain on sale of SBA loans	1,172	1,212	1,869	1,933	2,250	-3.3%	-47.9%
Net gain (loss) on sales of securities	-	(1,871)	-	-	-	-100.0%	0.0%
Legal settlement	-	1,943	-	-	-	-100.0%	0.0%
Total noninterest income	$11,228	$7,935	$8,336	$7,457	$8,914	41.5%	26.0%

Noninterest expense for the third quarter was relatively consistent with the prior quarter at $34.2 million. Occupancy and equipment expense increased by $0.3 million and professional fees increased by $0.2 million. These increases were offset by $0.2 million of lower advertising and promotion expense and a $0.3 million decline in other expenses. The efficiency ratio for the third quarter improved to 51.82%, from 54.11% for the prior quarter due to the higher revenue.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Noninterest Expense
Salaries and employee benefits	$20,361	$20,365	$20,610	$20,279	$19,365	0.0%	5.1%
Occupancy and equipment	4,825	4,500	4,412	3,668	4,736	7.2%	1.9%
Data processing	3,490	3,465	3,253	3,431	3,352	0.7%	4.1%
Professional fees	1,568	1,376	1,335	1,783	1,249	14.0%	25.5%
Supplies and communication	552	638	676	683	710	-13.5%	-22.3%
Advertising and promotion	534	748	833	974	1,186	-28.6%	-55.0%
All other operating expenses	2,852	3,243	1,957	3,041	2,698	-12.1%	5.7%
Subtotal	34,182	34,335	33,076	33,859	33,296	-0.4%	2.7%

Other real estate owned expense (income)	16	4	(201)	(70)	2	300.0%	700.0%
Repossessed personal property expense (income)	47	(59)	(84)	55	(23)	-225.5%	-304.3%
Total noninterest expense	$34,245	$34,280	$32,791	$33,844	$33,275	-0.1%	2.9%

Hanmi recorded a provision for income taxes of $7.9 million for the third quarter, compared with $8.5 million for the second quarter representing an effective tax rate of 29.6% compared with 29.3% for the second quarter. For the first nine months of 2023, the effective tax rate was 29.5% compared with 28.9% for the same period a year ago.

Financial Position
Total assets at September 30, 2023 increased by $5.2 million, to $7.35 billion from $7.34 billion at June 30, 2023. Loans receivable increased by $59.3 million and prepaid expenses and other assets increased by $16.6 million, reflecting the recognition of a $3.5 million right-of-use asset from the sale-leaseback of a branch property, the recognition of additional $3.4 million right-of-use assets related to new and renewed branch premises, a $4.6 million increase in current taxes receivable, and a $5.0 million low-income housing tax credit investment. These increases were partially offset by a $55.9 million decrease in cash and due from banks, and a $19.4 million decrease in securities available for sale.

Loans receivable, before the allowance for credit losses, were $6.02 billion at quarter-end, up 0.9% from June 30, 2023. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $11.7 million at the end of the third quarter, compared with $7.3 million at the end of the prior quarter.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Loan Portfolio
Commercial real estate loans	$3,773,015	$3,738,325	$3,784,176	$3,833,397	$3,853,947	0.9%	-2.1%
Residential/consumer loans	926,326	886,984	817,917	734,473	649,591	4.4%	42.6%
Commercial and industrial loans	728,792	753,456	778,149	804,475	732,030	-3.3%	-0.4%
Equipment finance	592,652	586,406	600,216	594,788	565,423	1.1%	4.8%
Loans receivable	6,020,785	5,965,171	5,980,458	5,967,133	5,800,991	0.9%	3.8%
Loans held for sale	11,767	7,293	3,652	8,043	10,044	61.3%	17.2%
Total	$6,032,552	$5,972,464	$5,984,110	$5,975,176	$5,811,035	1.0%	3.8%

	As of
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
Composition of Loan Portfolio
Commercial real estate loans	62.5%	62.6%	63.2%	64.2%	66.3%
Residential/consumer loans	15.4%	14.9%	13.7%	12.3%	11.2%
Commercial and industrial loans	12.1%	12.6%	13.0%	13.5%	12.6%
Equipment finance	9.8%	9.8%	10.0%	9.9%	9.7%
Loans receivable	99.8%	99.9%	99.9%	99.9%	99.8%
Loans held for sale	0.2%	0.1%	0.1%	0.1%	0.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $336.3 million for the third quarter, at a weighted average rate of 7.80% while $62.1 million of loans paid off during the quarter at an average rate of 7.09%. The higher loan production reflects higher demand balanced across most of our business lines.

Commercial real estate loan production for the second quarter was $106.2 million. Commercial and industrial loan production was $67.9 million, SBA loan production was $36.1 million, equipment finance production was $71.1 million and residential mortgage loan production was $55.0 million.

	For the Three Months Ended (in thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
New Loan Production
Commercial real estate loans	$106,151	$40,989	$75,528	$86,500	$132,870
Commercial and industrial loans	67,907	36,322	27,055	137,902	88,015
SBA loans	36,109	30,926	34,472	53,209	44,898
Equipment finance	71,075	50,905	69,307	89,193	86,092
Residential/consumer loans	55,026	100,161	97,201	106,955	140,432
subtotal	336,268	259,303	303,563	473,759	492,307
Payoffs	(62,140)	(120,609)	(124,923)	(121,409)	(139,883)
Amortization	(116,411)	(102,248)	(102,675)	(91,333)	(80,294)
Loan sales	(22,496)	(20,933)	(30,002)	(50,550)	(45,418)
Net line utilization	(70,238)	(28,092)	(30,401)	(43,124)	(78,927)
Charge-offs & OREO	(9,369)	(2,708)	(2,237)	(1,201)	(2,197)

Loans receivable-beginning balance	5,965,171	5,980,458	5,967,133	5,800,991	5,655,403
Loans receivable-ending balance	$6,020,785	$5,965,171	$5,980,458	$5,967,133	$5,800,991

Deposits were $6.26 billion at the end of the third quarter, a decline of $55.7 million, or 0.9%, from $6.32 billion at the end of the prior quarter. The decrease was primarily due to a $44.9 million decline in noninterest-bearing demand deposits, a $8.9 million decline in interest-bearing demand deposits and a $4.7 million decline in money market and savings deposits. These declines were offset by an increase in time deposits. Noninterest-bearing demand deposits represented 34.5% of total deposits at quarter-end and the loan-to-deposit ratio was 96.2%.

	As of (in thousands)						Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,		Q3-23	Q3-23
	2023	2023	2023	2022	2022		vs. Q2-23	vs. Q3-22
Deposit Portfolio
Demand: noninterest-bearing	$2,161,238	$2,206,078	$2,334,083	$2,539,602	$2,771,498		-2.0%	-22.0%
Demand: interest-bearing	88,133	97,076	104,245	115,573	125,408		-9.2%	-29.7%
Money market and savings	1,576,006	1,580,691	1,382,472	1,556,690	2,056,793		-0.3%	-23.4%
Time deposits	2,434,695	2,431,923	2,380,238	1,956,207	1,247,677		0.1%	95.1%
Total deposits	$6,260,072	$6,315,768	$6,201,038	$6,168,072	$6,201,376		-0.9%	0.9%

						-
	As of
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
Composition of Deposit Portfolio
Demand: noninterest-bearing	34.5%	34.9%	37.6%	41.2%	44.7%
Demand: interest-bearing	1.4%	1.5%	1.7%	1.9%	2.0%
Money market and savings	25.2%	25.0%	22.3%	25.2%	33.2%
Time deposits	38.9%	38.6%	38.4%	31.7%	20.1%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at September 30, 2023 was $663.4 million, compared with $668.6 million at June 30, 2023. The decrease was primarily due to a $14.8 million increase in unrealized after-tax losses on securities available for sale due to changes in intermediate-term interest rates during the third quarter. Also, Hanmi repurchased 100,000 shares during the third quarter at an average share price of $19.02. At September 30, 2023, 459,972 shares remain under the Company’s share repurchase program. Offsetting this decrease was $11.1 million of third quarter net income net of dividends paid. Tangible common stockholders’ equity was $652.2 million, or 8.89% of tangible assets, at September 30, 2023, compared with $657.4 million, or 8.96% of tangible assets at the end of the second quarter. Tangible book value per share was $21.45 at September 30, 2023, compared with $21.56 at June 30, 2023. Refer to “Non-GAAP Financial measures” for details.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At September 30, 2023, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.95% and its Total risk-based capital ratio was 15.07%, compared with 11.90% and 15.11%, respectively, at the end of the second quarter.

	As of					Ratio Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.07%	15.11%	14.80%	14.49%	14.38%	-0.04	0.69
Tier 1 risk-based capital	12.30%	12.25%	11.94%	11.71%	11.55%	0.05	0.75
Common equity tier 1 capital	11.95%	11.90%	11.59%	11.37%	11.21%	0.05	0.74
Tier 1 leverage capital ratio	10.27%	10.22%	10.09%	10.07%	9.99%	0.05	0.28
Hanmi Bank
Total risk-based capital	14.42%	14.45%	14.15%	13.86%	13.76%	-0.03	0.66
Tier 1 risk-based capital	13.42%	13.39%	13.06%	12.85%	12.73%	0.03	0.69
Common equity tier 1 capital	13.42%	13.39%	13.06%	12.85%	12.73%	0.03	0.69
Tier 1 leverage capital ratio	11.25%	11.21%	11.06%	11.07%	11.02%	0.04	0.23

(1) Preliminary ratios for September 30, 2023

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.16% of loans at the end of the third quarter, compared with 0.23% at the end of the prior quarter.

Special mention loans were $76.5 million at the end of the third quarter, compared with $44.6 million at June 30, 2023. The $31.9 million increase in special mention loans included new downgrades to special mention of $35.8 million offset by upgrades to pass of $2.1 million, downgrades from special mention of $0.8 million, and payoffs of $1.0 million. Included in new downgrades was a $28.3 million completed construction loan for a memory-care and assisted living facility that had not yet achieved stabilization.

Classified loans were $33.1 million at September 30, 2023, down from $38.8 million at the end of the prior quarter. The $5.7 million decrease was primarily driven by charge-offs of $8.5 million, amortization, paydowns and payoffs of $2.4 million and other dispositions of $1.4 million, offset by new downgrades to classified of $6.6 million.

Nonperforming loans were $15.8 million at September 30, 2023, down from $22.2 million at the end of the prior quarter. The decline was primarily due to $8.3 million of charge-offs, including $6.1 million of charge-offs on $11.0 million of previously identified classified loans. As a percentage of the loan portfolio, nonperforming loans were 0.26% at quarter-end, compared with 0.37% at the end of the second quarter.

Nonperforming assets were $15.9 million at the end of the third quarter, down from $22.3 million at the end of the second quarter. As a percentage of total assets, nonperforming assets were 0.22% at quarter-end, compared with 0.30% at June 30, 2023.

Gross charge-offs for the third quarter were $9.4 million, compared with $2.7 million for the second quarter. Third quarter gross charge-offs primarily consisted of $6.1 million of commercial and industrial loans, $2.8 million of equipment financing agreements, $0.2 million of SBA loans secured by business assets and $0.2 million of SBA loans secured by real estate. The $6.1 million of commercial and industrial loan charge-offs relate to the previously described classified loans. Recoveries of previously charged-off loans for the third quarter were $0.5 million, compared with $1.0 million for the prior quarter. Recoveries during the third quarter consisted of $0.3 million of equipment financing agreements, $0.1 million in commercial and industrial loans and $0.1 million of SBA loans secured by real estate and business assets.

As a result, there were net charge-offs of $8.9 million for the third quarter, compared with net charge-offs of $1.7 million for the prior quarter. For the third quarter, net charge-offs represented 0.60% of average loans on an annualized basis, compared with net charge-offs of 0.12% of average loans for the second quarter on an annualized basis.

The allowance for credit losses was $67.3 million at September 30, 2023, down from $71.0 million at June 30, 2023. The ratio of the allowance for credit losses to loans was 1.12% at the end of the third quarter, down from 1.19% at the end of the second quarter. Specific allowances for loans decreased $4.5 million, principally due to charge-offs, while the allowance for quantitative and qualitative considerations increased $0.8 million.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-23	Q3-23
	2023	2023	2023	2022	2022	vs. Q2-23	vs. Q3-22
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$9,545	$13,749	$15,377	$7,492	$4,936	$(4,204)	$4,609
Delinquent loans to total loans	0.16%	0.23%	0.26%	0.13%	0.09%	-0.07	0.07

Criticized loans:
Special mention	$76,473	$44,632	$64,340	$79,013	$122,952	$31,841	$(46,479)
Classified	33,134	38,840	47,288	46,192	47,740	(5,706)	(14,606)
Total criticized loans	$109,607	$83,472	$111,628	$125,205	$170,692	$26,135	$(61,085)

Nonperforming assets:
Nonaccrual loans	$15,783	$22,178	$20,050	$9,846	$11,592	$(6,395)	$4,191
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming loans	15,783	22,178	20,050	9,846	11,592	(6,395)	4,191
Other real estate owned, net	117	117	117	117	792	-	(675)
Nonperforming assets*	$15,900	$22,295	$20,167	$9,963	$12,384	$(6,395)	$3,516

Nonperforming assets to assets*	0.22%	0.30%	0.27%	0.14%	0.17%	-0.08	0.05
Nonperforming loans to total loans	0.26%	0.37%	0.34%	0.17%	0.20%	-0.11	0.06

* Excludes repossessed personal property of $1.3 million, $0.8 million, $0.6 million, $0.5 million, and $0.2 million as of Q3-23, Q2-23, Q1-23, Q4-22, and Q3-22, respectively.

	As of or for the Three Months Ended (in thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
Allowance for credit losses:
Balance at beginning of period	$71,024	$72,249	$71,523	$71,584	$73,067
Credit loss expense (recovery) on loans	5,167	514	2,181	221	(374)
Net loan (charge-offs) recoveries	(8,878)	(1,739)	(1,455)	(282)	(1,109)
Balance at end of period	$67,313	$71,024	$72,249	$71,523	$71,584

Net loan charge-offs (recoveries) to average loans (1)	0.60%	0.12%	0.10%	0.02%	0.08%
Allowance for credit losses to loans	1.12%	1.19%	1.21%	1.20%	1.23%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,476	$3,067	$3,115	$3,250	$2,313
Credit loss expense (recovery) on off-balance sheet items	(13)	(591)	(48)	(135)	937
Balance at end of period	$2,463	$2,476	$3,067	$3,115	$3,250

Unused commitments to extend credit	$848,886	$791,818	$924,371	$780,543	$746,354

(1) Annualized

Corporate Developments
On July 27, 2023, Hanmi’s Board of Directors declared a cash dividend on its common stock for the third quarter of 2023 of $0.25 per share. Hanmi paid the dividend on August 23, 2023, to stockholders of record as of the close of business on August 7, 2023.

Earnings Conference Call
Hanmi Bank will host its third quarter 2023 earnings conference call today, October 24, 2023 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, and the cost we pay to retain and attract deposits and secure other types of funding;
  our ability to enter new markets successfully and capitalize on growth opportunities;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  a potential government shutdown;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the continuing impact of the COVID-19 pandemic on our business and results of operation;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	September 30,	June 30,		Percentage	September 30,		Percentage
	2023	2023	Change	Change	2022	Change	Change
Assets
Cash and due from banks	$289,006	$344,907	$(55,901)	-16.2%	$275,159	$13,847	5.0%
Securities available for sale, at fair value	817,242	836,650	(19,408)	-2.3%	830,151	(12,909)	-1.6%
Loans held for sale, at the lower of cost or fair value	11,767	7,293	4,474	61.3%	10,044	1,723	17.2%
Loans receivable, net of allowance for credit losses	5,953,472	5,894,147	59,325	1.0%	5,729,407	224,065	3.9%
Accrued interest receivable	20,715	18,163	2,552	14.1%	15,356	5,359	34.9%
Premises and equipment, net	20,707	22,849	(2,142)	-9.4%	23,591	(2,884)	-12.2%
Customers’ liability on acceptances	1,386	1,688	(302)	-17.9%	200	1,186	593.0%
Servicing assets	7,156	7,352	(196)	-2.7%	7,424	(268)	-3.6%
Goodwill and other intangible assets, net	11,131	11,162	(31)	-0.3%	11,267	(136)	-1.2%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	-	0.0%	16,385	-	0.0%
Bank-owned life insurance	56,364	56,085	279	0.5%	55,641	723	1.3%
Prepaid expenses and other assets	144,809	128,243	16,566	12.9%	153,886	(9,077)	-5.9%
Total assets	$7,350,140	$7,344,924	$5,216	0.1%	$7,128,511	$221,629	3.1%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,161,238	$2,206,078	$(44,840)	-2.0%	$2,771,498	$(610,260)	-22.0%
Interest-bearing	4,098,834	4,109,690	(10,856)	-0.3%	3,429,878	668,956	19.5%
Total deposits	6,260,072	6,315,768	(55,696)	-0.9%	6,201,376	58,696	0.9%
Accrued interest payable	50,286	34,621	15,665	45.2%	2,180	48,106	2206.7%
Bank’s liability on acceptances	1,386	1,688	(302)	-17.9%	200	1,186	593.0%
Borrowings	162,500	125,000	37,500	30.0%	100,000	62,500	62.5%
Subordinated debentures	129,860	129,708	152	0.1%	129,261	599	0.5%
Accrued expenses and other liabilities	82,677	69,579	13,098	18.8%	86,601	(3,924)	-4.5%
Total liabilities	6,686,781	6,676,364	10,417	0.2%	6,519,618	167,163	2.6%

Stockholders’ equity:
Common stock	34	33	1	0.0%	33	1	3.0%
Additional paid-in capital	586,169	585,391	778	0.1%	582,695	3,474	0.6%
Accumulated other comprehensive income	(99,422)	(84,639)	(14,783)	-17.5%	(96,062)	(3,360)	-3.5%
Retained earnings	308,007	296,901	11,106	3.7%	248,684	59,323	23.9%
Less treasury stock	(131,429)	(129,126)	(2,303)	-1.8%	(126,457)	(4,972)	-3.9%
Total stockholders’ equity	663,359	668,560	(5,201)	-0.8%	608,893	54,466	8.9%
Total liabilities and stockholders’ equity	$7,350,140	$7,344,924	$5,216	0.1%	$7,128,511	$221,629	3.1%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2023	2023	Change	2022	Change
Interest and dividend income:
Interest and fees on loans receivable	$85,398	$83,567	2.2%	$66,976	27.5%
Interest on securities	4,204	4,126	1.9%	3,271	28.5%
Dividends on FHLB stock	317	283	12.0%	245	29.4%
Interest on deposits in other banks	4,153	2,794	48.6%	958	333.5%
Total interest and dividend income	94,072	90,770	3.6%	71,450	31.7%
Interest expense:
Interest on deposits	36,818	32,115	14.6%	6,567	460.7%
Interest on borrowings	753	1,633	-53.9%	349	115.8%
Interest on subordinated debentures	1,646	1,600	2.9%	1,448	13.7%
Total interest expense	39,217	35,348	10.9%	8,364	368.9%
Net interest income before credit loss expense	54,855	55,422	-1.0%	63,086	-13.0%
Credit loss expense (recovery)	5,154	(77)	6793.5%	563	815.5%
Net interest income after credit loss expense	49,701	55,499	-10.4%	62,523	-20.5%
Noninterest income:
Service charges on deposit accounts	2,605	2,571	1.3%	2,996	-13.1%
Trade finance and other service charges and fees	1,155	1,173	-1.5%	1,132	2.0%
Gain on sale of Small Business Administration ("SBA") loans	1,172	1,212	-3.3%	2,250	-47.9%
Other operating income	6,296	2,979	111.3%	2,536	148.3%
Total noninterest income	11,228	7,935	41.5%	8,914	26.0%
Noninterest expense:
Salaries and employee benefits	20,361	20,365	0.0%	19,365	5.1%
Occupancy and equipment	4,825	4,500	7.2%	4,736	1.9%
Data processing	3,490	3,465	0.7%	3,352	4.1%
Professional fees	1,568	1,376	14.0%	1,249	25.5%
Supplies and communications	552	638	-13.5%	710	-22.3%
Advertising and promotion	534	748	-28.6%	1,186	-55.0%
Other operating expenses	2,915	3,188	-8.6%	2,677	8.9%
Total noninterest expense	34,245	34,280	-0.1%	33,275	2.9%
Income before tax	26,684	29,154	-8.5%	38,162	-30.1%
Income tax expense	7,888	8,534	-7.6%	10,993	-28.2%
Net income	$18,796	$20,620	-8.8%	$27,169	-30.8%
Basic earnings per share:	$0.62	$0.68		$0.89
Diluted earnings per share:	$0.62	$0.67		$0.89
Weighted-average shares outstanding:
Basic	30,251,961	30,324,264		30,314,439
Diluted	30,292,872	30,387,041		30,396,762
Common shares outstanding	30,410,582	30,485,788		30,484,004

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2023	2022	Change
Interest and dividend income:
Interest and fees on loans receivable	$249,888	$180,755	38.2%
Interest on securities	12,356	8,718	41.7%
Dividends on FHLB stock	888	735	20.8%
Interest on deposits in other banks	9,012	1,366	559.7%
Total interest and dividend income	272,144	191,574	42.1%
Interest expense:
Interest on deposits	94,431	11,038	755.5%
Interest on borrowings	4,755	1,056	350.3%
Interest on subordinated debentures	4,828	6,394	-24.5%
Total interest expense	104,014	18,488	462.6%
Net interest income before credit loss expense	168,130	173,086	-2.9%
Credit loss expense (recovery)	7,210	783	-820.8%
Net interest income after credit loss expense	160,920	172,303	-6.6%
Noninterest income:
Service charges on deposit accounts	7,756	8,745	-11.3%
Trade finance and other service charges and fees	3,586	3,690	-2.8%
Gain on sale of Small Business Administration ("SBA") loans	4,253	7,545	-43.6%
Other operating income	11,904	6,763	76.0%
Total noninterest income	27,499	26,743	2.8%
Noninterest expense:
Salaries and employee benefits	61,336	55,861	9.8%
Occupancy and equipment	13,737	13,979	-1.7%
Data processing	10,208	9,702	5.2%
Professional fees	4,278	3,909	9.4%
Supplies and communications	1,866	1,956	-4.6%
Advertising and promotion	2,114	2,664	-20.6%
Other operating expenses	7,777	8,370	-7.1%
Total noninterest expense	101,316	96,441	5.1%
Income before tax	87,103	102,605	-15.1%
Income tax expense	25,695	29,690	-13.5%
Net income	$61,408	$72,915	-15.8%
Basic earnings per share:	$2.01	$2.39
Diluted earnings per share:	$2.01	$2.39
Weighted-average shares outstanding:
Basic	30,296,991	30,289,068
Diluted	30,338,678	30,369,538
Common shares outstanding	30,410,582	30,484,004

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,915,423	$85,398	5.73%	$5,941,071	$83,567	5.64%	$5,696,587	$66,976	4.67%
Securities (2)	955,473	4,204	1.79%	971,531	4,126	1.73%	956,989	3,272	1.40%
FHLB stock	16,385	317	7.67%	16,385	283	6.92%	16,385	245	5.93%
Interest-bearing deposits in other banks	317,498	4,153	5.19%	230,974	2,794	4.85%	181,401	957	2.09%
Total interest-earning assets	7,204,779	94,072	5.19%	7,159,961	90,770	5.09%	6,851,362	71,450	4.15%

Noninterest-earning assets:
Cash and due from banks	59,994			62,036			66,865
Allowance for credit losses	(70,173)			(72,098)			(73,338)
Other assets	240,145			232,058			250,500
Total assets	$7,434,745			$7,381,957			$7,095,389

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$94,703	$32	0.13%	$99,057	$27	0.11%	$121,269	$32	0.10%
Money market and savings	1,601,826	12,485	3.09%	1,463,304	9,887	2.71%	2,079,490	3,807	0.73%
Time deposits	2,438,112	24,301	3.95%	2,403,685	22,201	3.70%	1,120,149	2,728	0.97%
Total interest-bearing deposits	4,134,641	36,818	3.53%	3,966,046	32,115	3.25%	3,320,908	6,567	0.78%
Borrowings	120,381	753	2.48%	196,776	1,633	3.33%	123,370	387	1.24%
Subordinated debentures	129,780	1,646	5.07%	129,631	1,600	4.94%	129,176	1,410	4.37%
Total interest-bearing liabilities	4,384,802	39,217	3.55%	4,292,453	35,348	3.30%	3,573,454	8,364	0.93%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,136,156			2,213,171			2,717,810
Other liabilities	159,127			133,623			112,336
Stockholders’ equity	754,660			742,710			691,789
Total liabilities and stockholders’ equity	$7,434,745			$7,381,957			$7,095,389

Net interest income (tax equivalent basis)		$54,855			$55,422			$63,086

Cost of deposits			2.33%			2.08%			0.43%
Net interest spread (taxable equivalent basis)			1.64%			1.79%			3.22%
Net interest margin (taxable equivalent basis)			3.03%			3.11%			3.66%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2023			September 30, 2022
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,933,525	$249,888	5.63%	$5,501,957	$180,755	4.39%
Securities (2)	969,146	12,356	1.73%	944,359	8,718	1.89%
FHLB stock	16,385	888	7.25%	16,385	735	6.00%
Interest-bearing deposits in other banks	247,581	9,012	4.87%	269,772	1,366	0.68%
Total interest-earning assets	7,166,637	272,144	5.08%	6,732,473	191,574	3.81%

Noninterest-earning assets:
Cash and due from banks	62,354			65,911
Allowance for credit losses	(71,236)			(73,471)
Other assets	237,111			245,259
Total assets	$7,394,866			$6,970,172

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$100,997	$88	0.12%	$122,964	$68	0.07%
Money market and savings	1,506,776	29,687	2.63%	2,108,232	6,566	0.42%
Time deposits	2,355,923	64,656	3.67%	984,517	4,404	0.60%
Total interest-bearing deposits	3,963,696	94,431	3.19%	3,215,713	11,038	0.46%
Borrowings	194,530	4,754	3.27%	131,364	1,113	1.13%
Subordinated debentures	129,632	4,829	4.97%	156,817	6,337	5.39%
Total interest-bearing liabilities	4,287,858	104,014	3.24%	3,503,894	18,488	0.70%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,223,891			2,689,807
Other liabilities	140,070			101,685
Stockholders’ equity	743,047			674,786
Total liabilities and stockholders’ equity	$7,394,866			$6,970,172

Net interest income (tax equivalent basis)		$168,130			$173,086

Cost of deposits			2.04%			0.25%
Net interest spread (taxable equivalent basis)			1.84%			3.10%
Net interest margin (taxable equivalent basis)			3.14%			3.44%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management uses this non-GAAP financial measure in the analysis of Hanmi’s capital strength. Tangible common equity represents stockholders’ equity less goodwill and other intangible assets. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This financial measure is not a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to other companies’ non-GAAP financial measures.

The following table reconciles this non-GAAP financial measure to the GAAP financial measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	September 30,	June 30,	March 31,	December 31,	September 30,
Hanmi Financial Corporation	2023	2023	2023	2022	2022

Assets	$7,350,140	$7,344,924	$7,434,130	$7,378,262	$7,128,511
Less goodwill and other intangible assets	(11,131)	(11,162)	(11,193)	(11,225)	(11,267)
Tangible assets	$7,339,009	$7,333,762	$7,422,937	$7,367,037	$7,117,244

Stockholders’ equity (1)	$663,359	$668,560	$662,165	$637,515	$608,893
Less goodwill and other intangible assets	(11,131)	(11,162)	(11,193)	(11,225)	(11,267)
Tangible stockholders’ equity (1)	$652,228	$657,398	$650,972	$626,290	$597,626

Stockholders’ equity to assets	9.03%	9.10%	8.91%	8.64%	8.54%
Tangible common equity to tangible assets (1)	8.89%	8.96%	8.77%	8.50%	8.40%

Common shares outstanding	30,410,582	30,485,788	30,555,287	30,485,621	30,484,004
Tangible common equity per common share	$21.45	$21.56	$21.30	$20.54	$19.60

(1) There were no preferred shares outstanding at the periods indicated.